SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 14, 2006 (June 13, 2006)

Marquee Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	7832	77-0642885
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code Number)	Identification No.)

920 Main Street, Kansas City, Missouri 64105
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On June 14, 2006, AMC Entertainment Inc. (the “Company”) announced the successful completion of its previously announced offer to exchange up to $325.0 million in aggregate principal amount of its 11% Series B Senior Subordinated Notes due 2016, which have been registered under the Securities Act of 1933, as amended, for its outstanding 11% Series A Senior Subordinated Notes due 2016. The Exchange Offer expired on its terms at 5:00 p.m., New York City time, on June 13, 2006. According to the HSBC Bank USA, National Association, the exchange agent for the Exchange Offer, $325,000,000 in aggregate principal amount of the 11% Series A Senior Subordinated Notes due 2016 were tendered, which represents 100% of the total outstanding principal amount of the original notes. The terms of the new notes are substantially identical to those of the original notes, except that the new notes do not bear any restrictions on transfer. The exchange offer was made only by the prospectus dated May 12, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2006	MARQUEE HOLDINGS INC.

/s/ Craig R. Ramsey
	Name:	Craig R. Ramsey
	Title:	Executive Vice President
and Chief Financial Officer